Exhibit 10.8

Power of Attorney

Trustor: Zhengyu Wang, citizen of People’s Republic of China, ID NO. [33252919680721003X], permanent residence: Building 14, Room 503, Jincheng Garden, West Lake District, Hangzhou, is one of the shareholders of HangZhou Nongyuan Network Technology Co., Ltd (“Nongyuan”).

Trustee: Zhengyu Wang, citizen of People’s Republic of China, ID NO. [33252919680721003X], permanent residence: Building 14, Room 503, Jincheng Garden, West Lake District, Hangzhou, is designee of HangZhou Suyuan Agricultural Technology Co., Ltd (“Suyuan”).

Whereas,

1) Trustor, Suyuan and Nongyuan have entered into a Shareholder Voting Right Authorization Agreement dated as of 18 September, 2016.

2) Trustee was designated by Suyuan to exercise rights under Shareholder Voting Right Authorization Agreement on behalf of Suyuan.

Thereof, Trustor issues Trustee with this Power of Attorney:

Matter and limits of authority: Trustor hereby irrevocably authorizes Trustee to solely exercise shareholder voting right of Nongyuan under the law and Memorandum and Articles of Association of Nongyuan as representative, including, without limitation:

a.	Convene, convoke and attend shareholders’ meeting of Nongyuan as representative of Trustor;
b.	Submit proposal to Nongyuan Board of shareholders as representative of Trustor;
c.	Vote on matters to be deliberated at the shareholders’ meeting of Nongyuan (including, without limitation, elect or remove directors, supervisors, etc.);
d.	Sign on minutes of Nongyuan shareholders’ meeting;
e.	Exercise other voting rights of shareholders under Memorandum and Articles of Association of Nongyuan;
f.	Submit relevant documents to industrial and commercial registration offices and other government authorities concerned in order to performance or guarantee this contract as representative of Trustor (shareholder);
g.	Sign Share Transfer Agreement or other relevant documents, deal with official documents, registration, records or other procedures in order to enable share transfer under Exclusive Purchase Agreement take effect.

Term of entrustment : This Power of Attorney is always effect unless the effect of Shareholder Voting Right Authorization Agreement terminates, Suyuan designates other person as Trustee under Shareholder Voting Right Authorization Agreement, the Trustee dies or loses capacity for civil conduct.

Re-entrustment: Trustor agrees that Trustee has the right to re-entrust other persons to exercise rights on behalf of Trustee.

Trustor:	/s/ Zhengyu Wang

September 18, 2016

HangZhou Nongyuan Network Technology Co., Ltd

Capital Contribution Certificate

(No.001)

Dear Mr. Wang

Company: HangZhou Nongyuan Network Technology Co., Ltd (the “company”)

Unified Social Credit Code: 91330108MA27WF9BXU

Date of Establishment: December 8, 2015

Registered Capital: 5,000,000 CNY

Shareholder: Zhengyu Wang

ID No.: 33252919680721003X

Capital Contribution: 0 CNY

Company hereby certifies you have promised to subscribe 5,000,000 CNY to the company and own 100% equity of the company. As of the date of this certificate, the contributed capital is 0 CNY, 100% equity has been pledged to HangZhou Suyuan Agricultural Technology Co., Ltd.

HangZhou Nongyuan Network Technology Co., Ltd
/s/ Corporate Chop
Signature:	/s/ Zhengyu Wang
Name: Zhengyu Wang
Position: Executive Director & General Manager

Date: September 18, 2016